UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2010

CELGENE CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	0-16132	22-2711928
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey	07901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 673-9000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On April 15, 2010, Celgene Corporation and Agios Pharmaceuticals Inc., a privately-held biotechnology company, announced the formation of a global strategic collaboration focused on targeting cancer metabolism. The goal of the collaboration is to discover, develop, and deliver novel disease-altering therapies in oncology based on the transformational science of Agios’ innovative cancer metabolism research platform. This platform is based on the concept that targeting key metabolic enzymes unique to rapidly proliferating cancer cells can “starve” the cancer.

Under the terms of the agreement, Agios will receive a $130 million upfront payment, including an equity investment. In return, Celgene receives an initial period of exclusivity during which it has the option to develop any drugs resulting from the Agios cancer metabolism research platform. In addition, Celgene may extend this exclusivity period through additional funding. If successful, Agios would receive substantial regulatory, clinical and commercial milestones.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1 – Press Release dated April 15, 2010

This exhibit is furnished pursuant to Item 8.01 and shall not be deemed to be “filed.”

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION

Date: April 15, 2010	By: /s/ David W. Gryska
Name: David W. Gryska
Title: Senior Vice President and Chief Financial Officer